UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2007

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address of principal executive offices)	(Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2007, TCF Financial Corporation (“TCF”) entered into the amended and restated agreements referenced below, as approved at a meeting of an independent sub-committee of the Compensation Committee of the Board of Directors held on October 15, 2007. Substantially all of the modifications contained in the amended and restated agreements identified below were made so that the payments provided for under such agreements are either exempt from or constitute permissible payments under Section 409A of the Internal Revenue Code:

•                  An employment agreement and change in control agreement with Lynn A. Nagorske, Chief Executive Officer of TCF, effective January 1, 2008. At that date the amended and restated agreements will supersede the existing agreements which continue in effect through December 31, 2007. Mr. Nagorske’s employment agreement provides for an initial term of one year with automatic one-year term renewals thereafter unless either Mr. Nagorske or TCF elects not to renew. The employment agreement provides for severance pay if Mr. Nagorske terminates his employment for good reason or if his employment is terminated by TCF without cause, and also includes non-competition and non-solicitation covenants. In the event of termination of Mr. Nagorske’s employment in connection with a change in control, the change in control agreement provides him with severance pay and certain other benefits. Attached hereto and incorporated herein by reference as Exhibits 10(e)-6 and 10(g)-4 are Mr. Nagorske’s amended and restated employment agreement and the change in control agreement, respectively.

•                  An employment agreement and change in control agreement with Neil W. Brown, President and Chief Operating Officer of TCF, effective January 1, 2008. At that date the amended and restated agreements will supersede the existing agreements which continue in effect through December 31, 2007. The initial term of his employment agreement is one year (followed by one-year automatic renewals unless either Mr. Brown or TCF elects not to renew). The agreements include non-competition and non-solicitation covenants. In the event of termination of Mr. Brown’s employment in connection with a change in control, the change in control agreement provides him with severance pay and certain other benefits. Attached hereto and incorporated herein by reference as Exhibits 10(e)-7 and 10(g)-5 are Mr. Brown’s amended and restated employment agreement and change in control agreement, respectively.

•                  Employment agreements and change in control agreements with Timothy B. Bailey, Candace H. Lex, Gregory J. Pulles and Earl D. Stratton, effective January 1, 2008. At that date the amended and restated agreements will supersede the existing agreements which continue in effect through December 31, 2007. The new agreements are similar to the employment agreement and change in control agreement entered into with Mr. Brown and substantially in the form attached hereto and incorporated herein by reference as Exhibit 10(e)-8 and 10(g)-6.

•                  An employment agreement with Craig Dahl, effective January 1, 2008. At that date the amended and restated agreement will supersede the existing agreement which continues in effect through December 31, 2007. The initial term of his agreement is one year (followed by one-year automatic renewals unless Mr. Dahl or TCF elects not to renew). The agreement provides for severance pay if Mr. Dahl is terminated by TCF without cause or in the event of a change in control followed by termination of employment by the executive for good reason. Mr. Dahl’s employment agreement is attached hereto and incorporated herein by reference as Exhibit 10(e)-9.

•                  Change in control and non-solicitation agreements with Tom Jasper, Mark Jeter, Wayne Marty, Tim Meyer, and Mark Rhode, effective January 1, 2008. At that date the amended and restated agreements will supersede the existing agreements which continue in effect through December 31, 2007. The agreements provide for severance pay in the event of termination of their employment by TCF after a change in control and non-solicitation covenants. Each substantially in the form attached hereto and incorporated herein by reference as Exhibit 10(g)-7.

In addition, on October 17, 2007, TCF entered into a new change in control and non-solicitation agreement with Robert F. Grant, substantially in the form entered into with other executives and attached hereto and incorporated herein by reference as Exhibit 10(g)-7.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The New York Stock Exchange adopted Rule 501.00 requiring all listed companies to convert to a direct registration (book entry) system for their shares by January 1, 2008. On October 15, 2007, Article V Section 1 of the Bylaws of TCF was amended to authorize such a system. The text of the amendment is attached hereto as Exhibit 3(b)-3.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

3(b)-3#	Amendment to the Bylaws of TCF Financial Corporation
10(e)-6#	Employment Agreement between Lynn A. Nagorske and TCF Financial Corporation effective January 1, 2008.
10(e)-7#	Employment Agreement between Neil W. Brown and TCF Financial Corporation effective January 1, 2008.
10(e)-8#	Form of Employment Agreement as executed by certain executives effective January 1, 2008.
10(e)-9#	Employment Agreement between Craig Dahl and TCF Financial Corporation effective January 1, 2008.
10(g)-4#	Change in Control Agreement between Lynn A. Nagorske and TCF Financial Corporation effective January 1, 2008.
10(g)-5#	Change in Control Agreement between Neil W. Brown and TCF Financial Corporation effective January 1, 2008.
10(g)-6#	Form of Change in Control Agreement as executed by certain executives effective January 1, 2008.
10(g)-7#	Form of Change in Control and Non-Solicitation Agreement as executed by certain Senior Officers effective January 1, 2008.

 # Filed herein

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

Registrant

By	/s/	Gregory J. Pulles
Gregory J. Pulles
Vice Chairman, General Counsel,
Secretary and Director

Dated: October 19, 2007